This Instrument Contains After-Acquired Property Provisions



             This Instrument Grants a Security Interest by a Utility

                         Texas-New Mexico Power Company
                   (Formerly Community Public Service Company)

                                       To

             First Trust of Illinois, National Association Trustee.


                             -----------------------


                       Twenty-Fifth Supplemental Indenture

                         Dated as of September 10, 1996


                              --------------------


                          Supplemental to and Modifying

                              Indenture of Mortgage
                                       and
                                  Deed of Trust
                          Dated as of November 1, 1944
                         (as supplemented and modified)

          This Instrument Contains After-Acquired Property Provisions.

                               ------------------

            This Instrument Grants a Security Interest by a Utility.

                               ------------------

      This is a Security Agreement granting a Security Interest in Chattels including Chattels affixed to Realty as well as a
         Mortgage and Deed of Trust upon Real Estate and Other Property

     THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of September 10, 1996, between Texas-New Mexico Power Company (formerly Community Public Service Company), as debtor, a Texas corporation (hereinafter sometimes called the "Company"), whose mailing address and address of its principal place of business is 4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113, party of the first part, and First Trust of Illinois, National Association (hereinafter sometimes called the "Trustee"), (which is successor trustee to Bank of America Illinois, a banking corporation organized under the laws of Illinois, which was formerly known, at various times, as Continental Bank, a banking corporation organized under the laws of Illinois, Continental Bank, National Association, and Continental Illinois National Bank and Trust Company of Chicago (sometimes referred to as "Predecessor Trustee")), as Trustee and secured party, and having its principal place of business and mailing address at 400 North Michigan Avenue, Chicago, Illinois 60611, party of the second part:

         WHEREAS, Community Public Service Company, a Delaware corporation (hereinafter sometimes called the "Predecessor Company"), has heretofore executed and delivered to the City National Bank and Trust Company of Chicago (hereinafter sometimes called the "Old Trustee"), an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944 (hereinafter sometimes called the "Original Indenture," capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth in the Original Indenture), to secure as provided therein, its bonds (in the Original Indenture and herein called the "Bonds") to be designated generally as its "First Mortgage Bonds" and to be issued in one or more series as provided in the Original Indenture; and

         WHEREAS, the Predecessor Company has heretofore executed and delivered to the Old Trustee six indentures supplemental to the Original Indenture, which supplemental indentures were dated as of March 1, 1947, January 1, 1949, January 1, 1952, March 1, 1954, June 1, 1957 and June 1, 1961, respectively; and

     WHEREAS, simultaneously with the merger of the Predecessor Company into the Company, the Company has heretofore executed and delivered a Seventh Supplemental Indenture, dated as of May 1, 1963, to Continental Illinois National Bank and Trust Company of Chicago (into which on September 1, 1961, the Old Trustee was merged) as Predecessor Trustee; and

         WHEREAS, the Company has heretofore executed and delivered to the Predecessor Trustee an Eighth Supplemental Indenture dated as of July 1, 1963; a Ninth Supplemental Indenture dated as of August 1, 1965; a Tenth Supplemental Indenture dated as of May 1, 1966; an Eleventh Supplemental Indenture dated as of October 1, 1969; a Twelfth Supplemental Indenture dated as of May 1, 1971; a Thirteenth Supplemental Indenture dated as of July 1, 1974; a Fourteenth Supplemental Indenture dated as of March 1, 1975; a Fifteenth Supplemental Indenture dated as of September 1, 1976; a Sixteenth Supplemental Indenture dated as of November 1, 1981; a Seventeenth Supplemental Indenture dated as of December 1, 1982; an Eighteenth Supplemental Indenture dated as of September 1, 1983; a Nineteenth Supplemental Indenture dated as of May 1, 1985; a Twentieth Supplemental Indenture dated as of July 1, 1987; a Twenty-First Supplemental Indenture dated as of July 1, 1989; a Twenty-Second Supplemental Indenture dated as of January 15, 1992; a Twenty-Third Supplemental Indenture dated as of September 15, 1993; and a Twenty-Fourth Supplemental Indenture dated as of November 3, 1995; and

         WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of series and in principal amounts as follows:


                          Title         Issued      Outstanding

 Series L, 10 1/2due 2000           $ 12,000,000   $  8,888,000

 Series M, 8.70 percent due 2006    $ 10,000,000   $  8,100,000

 Series R, 10 percent due 2017      $ 65,000,000   $ 61,750,000

 Series S, 9N percent due 2019      $ 20,000,000   $ 19,400,000

 Series T, 11 1/4percent due 1997   $130,000,000   $100,800,000

 Series U, 9 1/4percent due 2000    $100,000,000   $100,000,000

 Series V, due 2000                 $ 30,000,000   $ 30,000,000



and

         WHEREAS, Continental Illinois National Bank and Trust Company of Chicago changed its name to Continental Bank, National Association, effective December 12, 1988; Continental Bank, National Association changed its name to Continental Bank, effective June 29, 1994; and Continental Bank changed its name to Bank of America Illinois effective September 1, 1994; and

         WHEREAS, on August 21, 1995 Bank of America Illinois and certain of its affiliates and First Bank National Association (the parent of First Trust of Illinois, National Association) and certain of its affiliates, entered into a Purchase and Assumption Agreement, as supplemented, which provided for the purchase by the Trustee (or an affiliate) of substantially all of the Illinois trust and agency appointments of the Predecessor Trustee, including the appointment under the Original Indenture, as supplemented and modified; and

         WHEREAS, pursuant to Section 3-3 of the Illinois Corporate Fiduciary Act (the "Act") and the No-Objection letter No. 95-1021 dated July 21, 1995 from the Illinois Commissioner of Banks and Trust Companies, the sale of the Predecessor Trustee's corporate trust business to another corporate fiduciary will result in automatic succession of the transferred accounts pursuant to the provisions of the Act, provided such succession is not prohibited by the trust instrument's provisions; and

         WHEREAS, the Trustee is qualified and eligible to act as trustee pursuant to the Original Indenture, as supplemented and modified, and the automatic succession is not prohibited by the Original Indenture; and

         WHEREAS, to complete the transfer under the Act, the Trustee and the Predecessor Trustee entered into an Instrument of Transfer and Assignment of Certain Illinois Appointments dated December 8, 1995 whereby the Trustee became the trustee under the Original Indenture, as supplemented and modified; and

         WHEREAS, it is provided in the Original Indenture, among other things, that the Company and the Trustee may, and when so required by the Original Indenture shall, enter into such indentures supplemental thereto as may or shall by them be deemed necessary or desirable and which shall thereafter form a part thereof for the purposes, among others, of (a) subjecting to the lien of the Original Indenture additional property acquired by the Company, (b) providing for the creation of any new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, (c) providing for a sinking, amortization, improvement or other analogous funds for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount and upon such terms and conditions as shall be contained in such supplemental indenture; and (d) providing for modifications in the Original Indenture, subject to certain conditions; and

         WHEREAS, the Company is entering into that certain Credit Agreement dated as of September 10, 1996 (as the same may be amended from time to time, the "Credit Agreement"), among the Company, certain lenders (the "Lenders"), The First National Bank of Chicago ("First Chicago"), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), and collateral agent (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent," and together with the Administrative Agent, the "Agents") for the Lenders, and First Chicago and Union Bank of California, N.A., as co-agents for the Lenders; and

         WHEREAS, the Credit Agreement requires, as a condition precedent to the effectiveness of the Commitments (as defined in the Credit Agreement) of the Lenders, that the Company issue a new series of First Mortgage Bonds to First Chicago, as Collateral Agent (the "Collateral Agent") for the Agents and the Lenders under a Bond Agreement, dated as of September 10, 1996 (as the same may be amended from time to time, the "Bond Agreement"), in an aggregate principal amount of up to $100,000,000 to secure the payment when due of the Obligations (as defined in the Bond Agreement); and

         WHEREAS, the agreements of the parties to the Credit Agreement constitute consideration for the issuance of such First Mortgage Bonds to the Collateral Agent; and

         WHEREAS, the Company, as required by the Credit Agreement, proposes to create under the Original Indenture a new issue of First Mortgage Bonds, to be designated as First Mortgage Bonds, Series W (the "Bonds of Series W") to be due on September 10, 2001, in an aggregate principal amount of up to $100,000,000 and proposes to issue the same from time to time as provided for herein; and

         WHEREAS, it is the intent of the Company and the Lenders that any payment made in respect to the Company's obligations under the Credit Agreement shall be deemed a payment in respect of the Bonds of Series W, but such payment shall not reduce the principal amount of the Bonds of Series W unless, and then only to the extent, the aggregate amount of the Total Commitment (as such term is defined in the Credit Agreement) is irrevocably reduced concurrently with such payment; and

         WHEREAS, it is the intent of the Company and the Lenders that there be no duplication in the obligations paid by the Company under the Credit Agreement and the Bonds of Series W, but the payments, if any, of principal of or interest on the Bonds of Series W be applied to payment of the Obligations and that the benefits and security of the lien of the Original Indenture, as supplemented and amended, be extended to the Obligations by means of the issuance and delivery of the Bonds of Series W to the Collateral Agent for the benefit of the Agents and the Lenders; and

         WHEREAS,   the  Company  is  required  to  execute  this   Twenty-Fifth
Supplemental Indenture and hereby requests the Trustee to join in this Twenty-Fifth Supplemental Indenture for the purpose, among others, of creating and describing the terms of the Bonds of Series W (the Original Indenture as heretofore supplemented and modified and as supplemented and modified by this Twenty-Fifth Supplemental Indenture being herein sometimes called the "Indenture"); and

         WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and By-Laws of the Company necessary to make the Bonds of Series W, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage and deed of trust for the security of all of the Bonds in accordance with its and their terms, have been done and taken; and the execution and delivery of this Twenty-Fifth Supplemental Indenture have been in all respects duly authorized.

         NOW, THEREFORE, THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE, WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions contained in said Bonds and in the Indenture, and to declare the terms and conditions upon and subject to which the Bonds of Series W are to be issued and secured, and for the purpose of confirming the lien of the Original Indenture, as heretofore supplemented and modified, and for and in consideration of the premises and of the mutual covenants contained in the Indenture and of the acceptance of the Bonds of Series W by the holders thereof, and of the sum of $1 to the Company paid by the Trustee at or before the execution and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Twenty-Fifth Supplemental Indenture, and by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee, the following property, rights, privileges and franchises, to wit:

                                    CLAUSE I.

         All the  property,  real,  personal or mixed,  tangible  or  intangible
(other than that Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description which is described in Article Five hereof.

                                   CLAUSE II.

         Without in any way limiting anything in Article Five hereof or hereinafter described, all and singular the lands, real estate, chattels real, interests in lands, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, gas or electric generating plants, natural gas plants, gas storage plants and facilities, gas or electric transmission and distribution systems, gas gathering systems and tap lines, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses and other structures, machine shops, tools, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than Excepted Property as defined in the Granting Clauses of the Original Indenture.

                                   CLAUSE III.

         All corporate, Federal, state, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) and all renewals, extensions, enlargements and modifications of any of them.

                                   CLAUSE IV.

         Also all other property, real, personal or mixed, tangible or intangible (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution or sale of gas or electricity, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than Excepted Property as defined in the Granting Clauses of the Original Indenture) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

                                    CLAUSE V.

         Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

                                   CLAUSE VI.

         Also any and all property, real, personal, or mixed (including Excepted Property as defined in the Granting Clauses of the Original Indenture), that may, from time to time hereafter, by delivery or by writing of any kind, for the purpose hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited and/or pledged by the Company or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Indenture provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company or the person or corporation conveying, assigning, mortgaging, transferring, depositing and/or pledging the same and/or by the Trustee, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, transferred, deposited and/or pledged, or the proceeds thereof.

                                EXCEPTED PROPERTY

         There is, however, expressly excepted and excluded from the lien and operation of the Indenture all property specifically excepted under the heading "Excepted Property" of the Granting Clauses of the Original Indenture and all property released or otherwise disposed of pursuant to the provisions of Article Seven of the Original Indenture.

         The Company may, however, pursuant to the provisions of Granting Clause VI above, subject to the lien and operation of the Indenture, all or any part of the Excepted Property as defined in the Granting Clauses of the Original Indenture.

         TO HAVE AND TO HOLD the Trust  Estate  (as  defined in  Paragraph  A of
Section 1.06 of the Original Indenture) and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns, forever:

         SUBJECT, HOWEVER, to Permitted Encumbrances as defined in Paragraph G of Section 1.07 of the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisitions;

         BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 10.02 of the Original Indenture, so that, subject to said Section 10.02 of the Original Indenture, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture, as heretofore supplemented and as supplemented by this Twenty-Fifth Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the Trust Estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously; and in trust for enforcing payment of the principal of the Bonds and of the premium, if any, and interest thereon, according to the tenor, purport and effect of the Bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations in the Indenture and in the Bonds set forth;

         UPON CONDITION that, until the happening of an Event of Default (as defined in Section 14.01 of the Original Indenture), the Company shall be suffered and permitted to possess, use and enjoy the Trust Estate, except money, securities and other personal property pledged or deposited with or required to be pledged or deposited with the Trustee under the Indenture, and to receive and use the rents, revenues, issues, earnings, income, products and profits therefrom:

                                   ARTICLE ONE

           BONDS OF SERIES W AND CERTAIN PROVISIONS RELATING THERETO.

         SECTION 1.01. Terms of Bonds of Series W. There shall be, and hereby is, created a new series of Bonds, known as and entitled "First Mortgage Bonds, Series W, due 2001" (herein referred to as the "Bonds of Series W"), and the form thereof shall be substantially as hereinafter set forth in Section 1.02 hereof. The principal amount of the Bonds of Series W shall not be limited except as provided in Section 2.01 of the Original Indenture (as amended by Section 1.01 of the Thirteenth Supplemental Indenture dated as of July 1, 1974) and except as may be provided in any indenture supplemental thereto. The definitive Bonds of Series W shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, and of such respective amounts of each of said denominations as may be executed by the Company and delivered to the Trustee for authentication and delivery.

         The Bonds of Series W shall be registered in the name of the Collateral Agent for the Agents and the Lenders who are parties to the Credit Agreement.

         The Bonds of Series W are to be issued to the Collateral Agent to secure the payment when due of the Obligations (as defined in the Bond Agreement), including, without limitation, the Loans (as defined in the Credit Agreement).

         The Bonds of Series W are to be issued in various amounts on multiple dates to coincide with the Borrowings as defined in and pursuant to the Credit Agreement and shall be limited to an aggregate principal amount of $100,000,000, but the aggregate principal amount thereof outstanding at any one time shall not exceed the amount as is equal to the Total Commitment (as defined in the Credit Agreement) or, if the Total Commitment shall have been terminated, the aggregate outstanding principal amount of the Loans, as defined in the Credit Agreement. The principal of the Bonds of Series W shall be payable in whole or in installments on such date or dates as the Company has any obligation to make any payment under the Credit Agreement, but not later than the Maturity Date (as defined in the Credit Agreement). Bonds of Series W may be issued hereunder by the Company's submitting a Written Order of the Company to the Trustee at least three (3) business days prior to the date Bonds of Series W are to be issued ("Issue Date").

         The Bonds of Series W will bear interest at a rate per annum on each date (an "interest payment date") as interest or fees are payable from time to time pursuant to the Credit Agreement as shall cause the amount of interest payable on such date on the Bonds of Series W to equal the amount of interest and fees payable on such date under the Credit Agreement. The amount of interest and fees payable from time to time under the Credit Agreement, the basis on which such interest and fees are computed and the dates on which they are payable are set forth in the Credit Agreement.

         Any payment made in respect to the Company's obligations under the Credit Agreement shall be deemed a payment in respect of the Bonds of Series W, but such payment shall not reduce the principal amount of the Bonds of Series W unless, and then only to the extent, the aggregate amount of the Total Commitment is irrevocably reduced concurrently with such payment. The obligation of the Company to make payments with respect to the principal of and interest on the Bonds of Series W shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully the then due principal of and interest on, and fees with respect to, the Loans. Until such time as the Trustee shall have received notice from the Collateral Agent that an "Event of Default" under the Credit Agreement has occurred and is continuing, the Trustee shall be entitled to assume that all such payments have been made. Any such notice shall provide the Trustee with information on the principal and interest payments due thereafter on the Bonds of Series W.

         Upon the satisfaction of the conditions  precedent contained in Section
9.17 of the Credit Agreement, the Bonds of Series W shall be surrendered to the Company and the Company's obligations thereunder shall be discharged and deemed satisfied.

         The definitive Bonds of Series W may be issued in the form of Bonds engraved, printed, lithographed on steel engraved borders or typed on safety paper.

         The person in whose name any Bond of Series W is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of Series W upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of Series W on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of Series W shall be the registered holders of such Bonds of Series W on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.01, and in the form of the Bonds of Series W, with respect to any interest payment date applicable to the Bonds of Series W, shall mean the date five days prior to such interest payment date (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

         Subject to the provisions of Section 2.11 of the Original Indenture, all definitive Bonds of Series W, upon surrender at the principal office of the Trustee, shall be exchangeable for other Bonds of Series W of a different denomination or denominations, as requested by the holder surrendering the same. The Company shall execute, and the Trustee shall authenticate and deliver, Bonds of Series W whenever the same shall be required for any such exchange.

         Notwithstanding the provisions of Section 2.11 of the Original Indenture, no charge shall be made for any exchange of Bonds of Series W for other Bonds of Series W of different authorized denominations or for any transfer of Bonds of Series W, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto.

         The Bonds of Series W shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100 percent of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date, but only if the Trustee shall receive a written demand from the Collateral Agent for redemption of all Bonds of Series W held by the Collateral Agent stating that an "Event of Default" under the Credit Agreement has occurred and is continuing and that payment of the principal amount outstanding under the Credit Agreement, all interest thereon and all other amounts payable thereunder are immediately due and payable and demanding payment thereof; provided, however, that the Bonds of Series W shall not be redeemed in the event that prior to the date of such redemption the Trustee shall have received a certificate of the Collateral Agent (a) stating that there has been a waiver of such Event of Default, or (b) withdrawing said written demand. The redemption of the Bonds of Series W shall be made forthwith upon receipt of such demand by the Company from the Required Lenders (as defined in the Credit Agreement), the Administrative Agent or the Collateral Agent on behalf of the Required Lenders, or the Trustee.

         The Trustee hereunder shall, by virtue of its office as such Trustee, be a paying agent of the Company for the purpose of the payment of the principal of and premium, if any, and interest on the Bonds of Series W and the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of Series W. Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of Series W for a period of ten days next preceding the mailing of notice of redemption of Bonds of Series W to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds of Series W designated in whole for redemption or that part of any Bond of Series W designated in part for redemption.

     SECTION 1.02. Form of Bonds of Series W. The Bonds of Series W shall be in substantially the following form:

                           [FORM OF BOND OF SERIES W]

No. W                                                   $

                         TEXAS-NEW MEXICO POWER COMPANY
                     First Mortgage Bond, Series W, Due 2001
                             Due September 10, 2001

         Texas-New Mexico Power Company, a Texas corporation (hereinafter called the "Company"), for value received, hereby promises to pay to , as Collateral Agent (as hereinafter defined) under the Credit Agreement hereinafter described, or registered assigns, ___________ Million Dollars ($_________) or such lesser amount as is equal to the aggregate principal amount of the outstanding Loans (as defined in the Credit Agreement hereinafter defined), in whole or installments on such date or dates as the Company has any obligation to make payments under the Credit Agreement, but not later than the Maturity Date (as defined in the Credit Agreement), and to pay interest on the unpaid principal amount hereof to the registered owner hereof at such rate per annum on each interest payment date (as hereinafter defined) as shall cause the amount of interest payable on such interest payment date (as hereinafter defined) on this Bond to equal the amount of interest and fees payable on such interest payment date (as hereinafter defined) under the Credit Agreement as provided below.

         The principal of and interest on this Bond are payable at the principal corporate trust office of First Trust of Illinois, National Association (the "Trustee"), or its successor in trust under the Indenture (as hereinafter defined), in the City of Chicago, Illinois, in any coin or currency of the United States of America which at the time of payment shall be legal tender for payment of public and private debts.

         The Bonds of Series W have been issued to the Collateral Agent for the lenders (the "Lenders") and the Agents (as hereinafter defined) party to the Credit Agreement (hereinafter defined), to secure the payment when due of the Obligations (as defined in that certain Bond Agreement, dated as of September 10, 1996, by the Company in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time), including, without limitation, the Loans (as defined in the Credit Agreement), made by the Lenders, which Loans were made pursuant to that certain Credit Agreement, dated as of September ___, 1996 (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement"), among the Company, the Lenders, the First National Bank of Chicago ("First Chicago"), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent," and together with the Administrative Agent, the "Agents") for the Lenders, and First Chicago and Union Bank of California, N.A. as co-agents for the Lenders, which provides for a revolving credit facility (the "Credit Facility").

         The interest on this Bond shall be payable on the same dates (each, an "interest payment date") as interest or fees are payable from time to time pursuant to the Credit Agreement until maturity of this Bond, or upon the satisfaction of the conditions in Section 9.17 of the Credit Agreement, or, in the case the Collateral Agent shall demand redemption of this Bond, until the redemption date, or, if the Company shall default in the payment of principal due on this Bond, until such principal and interest shall have been paid in full and the Company's obligations with respect thereto discharged as provided in the Indenture (as hereinafter defined). The amount of interest and fees payable from time to time under the Credit Agreement, the basis on which such interest and fees are computed and the dates on which such interest and fees are payable are set forth in the Credit Agreement.

         Any payment made in respect of the Company's obligations under the Credit Agreement shall be deemed a payment in respect of the Bonds of Series W, but such payment shall not reduce the principal amount of the Bonds of Series W unless, and then only to the extent, the aggregate amount of the Total
Commitment (as defined in the Credit Agreement) is irrevocably reduced concurrently with such payment. The obligation of the Company to make payments with respect to the principal of and interest on the Bonds of Series W shall be fully satisfied and discharged to the extent that, at any time that any such payment shall be due, the Company shall have paid fully the then due principal of and interest on, and fees with respect to, the Loans.

         Upon the satisfaction of the conditions  precedent contained in Section
9.17 of the Credit Agreement, this Bond shall be surrendered to the Company and the Company's obligations hereunder shall be discharged and deemed satisfied.

         The principal hereof and interest hereon shall be payable, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the principal office of the Trustee under the Indenture mentioned on the reverse hereof.

         This Bond shall not become or be valid or obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Bond to be executed in its corporate name by the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries, and this Bond to be dated.

                                         TEXAS-NEW MEXICO POWER COMPANY,



                                                     By:
                                                              President

Attest:



         Secretary

(Seal)



Date of Authentication: _______________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This Bond is one of the Bonds described in the within-mentioned Indenture.




                         FIRST  TRUST  OF  ILLINOIS,  NATIONAL  ASSOCIATION,  as
                    Trustee





                                                              Authorized Officer

                      [FORM OF REVERSE OF BOND OF SERIES W]

         This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds," limited as provided in the Indenture hereinafter mentioned, issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal, replacement or other analogous fund established under the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of November 1, 1944, executed to City National Bank and Trust Company of Chicago, as to which Continental Illinois National Bank and Trust Company of Chicago (which later changed its name to Continental Bank, National Association, then to Continental Bank, a banking corporation organized under the laws of Illinois, and then to Bank of America Illinois, a banking corporation organized under the laws of Illinois, who was succeeded by First Trust of Illinois, National Association), as successor trustee, as Trustee, as supplemented by twenty-four supplemental indentures thereto, including the Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, and Twenty-Fourth Supplemental Indentures which also modified the Original Indenture and the Twenty-Fifth Supplemental Indenture (the "Twenty-Fifth Supplemental Indenture") dated as of September ___, 1996 (said Indenture of Mortgage and Deed of Trust, as so supplemented and modified, being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and the appurtenant coupons and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which the Bonds are and are to be secured.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per cent in principal amount of the Bonds (exclusive of Bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of Bonds shall be at the time outstanding, not less than sixty per cent in principal amount of each series affected, to execute supplemental indentures amending the Indenture; provided, however, that no such supplemental indenture shall extend the fixed maturity of this Bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, without the consent of the holder hereof.

         As provided in the Indenture, the Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series entitled "First Mortgage Bonds, Series W, due 2001" (hereinafter called the "Bonds of Series W").

         Bonds of this series may, upon surrender thereof at the principal office of the Trustee, be exchanged for several Bonds of the same series for a like aggregate principal amount in authorized denominations; and several Bonds of this series, registered in the same name, may, upon surrender thereof at said principal office of the Trustee, be exchanged for one Bond of the same series for a like aggregate principal amount in authorized denominations. No charge shall be made for any exchange of Bonds of this series for other Bonds of different authorized denominations or for any transfer of this Bond, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incidental thereto.

         The Company and the Trustee may deem and treat the person in whose name this Bond shall be registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Bond shall be overdue; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this Bond to the extent of the sum or sums so paid.

         If an event of default as defined in the Indenture shall occur, the principal of all the Bonds of Series W may become or be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture and the Credit Agreement.

         The Bonds of Series W are subject to redemption prior to maturity as provided in the Twenty-Fifth Supplemental Indenture at a redemption price of 100 percent of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date.

         No recourse shall be had for the payment of the principal of or the interest on this Bond or for any claim based hereon or otherwise in respect hereof or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released, as provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid.

         This Bond is nontransferable except to effect transfer to any successor to the Collateral Agent under the Credit Agreement, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the corporate trust office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds or the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be.


                                   ARTICLE TWO

                           AMOUNT OF BONDS OUTSTANDING

         The aggregate principal amount of Bonds of the Company outstanding and presently to be issued and outstanding under the provisions of, and secured by the Indenture, will be $___________ consisting of $8,888,000 principal amount of First Mortgage Bonds, Series L, 10 1/2 percent due 2000, due March 1, 2000, now outstanding; $8,100,000 principal amount of First Mortgage Bonds, Series M, 8.70 percent due 2006, due September 1, 2006, now outstanding; $61,750,000 principal amount of First Mortgage Bonds, Series R, 10 percent due 2017, due July 1, 2017, now outstanding; $19,400,000 principal amount of First Mortgage Bonds, Series S, 9 5/8 percent due 2019, due July 1, 2019, now outstanding; $100,800,000 principal amount of First Mortgage Bonds, Series T, 11 1/4 percent due 1997, due January 15, 1997, now outstanding; $100,000,000 principal amount of First Mortgage Bonds, Series U, 9 1/4 percent due 2000, due September 15, 2000; $30,000,000 principal amount of First Mortgage Bonds, Series V, due 2000, due November 3, 2000, now outstanding and up to $100,000,000 principal amount of First Mortgage Bonds, Series W, due 2001, due September 10, 2001, to be issued pursuant to Article Four of the Original Indenture as provided for in this Twenty-Fifth Supplemental Indenture.

         Additional Bonds of Series M, R, S, T, U, V and W and of subsequent series created after the execution and delivery of this Twenty-Fifth Supplemental Indenture, may, from time to time, be authenticated, delivered and issued pursuant to the terms of the Indenture.

                                  ARTICLE THREE

                         ADDITIONAL COVENANTS OF COMPANY

         The Company covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds and of the coupons, that the Company will pay the principal of, premium, if any, and interest on all Bonds issued or to be issued and secured by the Indenture, as well as all Bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture, with respect to the additional Bonds to be issued under the Indenture.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

         This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and shall form a part thereof, and the Original Indenture as heretofore supplemented is hereby confirmed.

         The recitals in this Twenty-Fifth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         Although  this  Twenty-Fifth   Supplemental   Indenture  is  dated  for
convenience and for the purpose of reference as of September 10, 1996, the actual date or dates of execution thereof by the Company and the Trustee are as indicated by their respective acknowledgments hereto annexed.

         In order to facilitate the recording or filing of this Twenty-Fifth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE FIVE

                                      FIRST

                                      Land

         The following described lots, pieces, or parcels of land owned by the Company and located in the States and in the Counties designated and hereinafter set forth:

State Of Texas

County Of Denton

         All that certain property situated in Denton County, Texas, described as follows, to wit:

         Lot 3, in Block A, of VISTA RIDGE SQUARE ADDITION, PHASE THREE, an Addition to the CITY OF LEWISVILLE, Texas, according to the Map thereof recorded in Cabinet L, Page 327, of the PLAT Records of DENTON County, Texas.

                                     SECOND

                          Electric Transmission Systems

         All of the following electric transmission lines owned by the Company, including towers, poles, pole lines, wires, switch racks, switchboards, insulators and other appliances and equipment and all other property forming a part thereof or pertaining thereto, and all service lines extending therefrom; together with all real property, rights of way, easements, permits, privileges, franchises and rights over or relating to the construction, maintenance or operation thereof, through, over, under, or upon any private property or in the public streets or highways within as well as without the corporate limits of any municipal corporation including without limitation, those situate as follows:

         A.       State of New Mexico

          1. Otero County. Install 115KV H-Frame in the Amrad line, west of Alamogordo.

          2. Eddy County. Replace 1-2 pole tangent structure with 1-3 pole tubular steel structure on the Amrad to Eddy County 115KV line.

          3.   Chavez County.

                           (a) Replace 1-3 pole wood angle structure with 1-3 pole tubular steel angle structure on the Amrad to Eddy County 115KV line.

                           (b) Replace an existing wood structure with 1-3 pole tubular steel angle structure on the Amrad to Eddy County 115KV line.

          4.   Grant County.

                           (a) Install a 69 KV, gang operated air break switch on the Bullfrog Substation tap off of the MD#1 to Cobre Mine 69 KV line.
                           (b) Install a 69 KV metering position for Cobre Mine. This includes CT's, PT's, metering
                                    equipment,   cabinet,   and  wood   platform
                                    structure.
                           (c) Purchase and install transfer trip scheme equipment in the Turquoise
                                    Substation.

          5.   Hidalgo County.

                           (a) Purchase and install a second 345-115 KV auto-transformer at the Hidalgo Substation. This includes the transformer pad and a short section of 115 KV bus inside the substation.
                           (b) Purchase and install transfer trip scheme equipment in the Hidalgo Substation.


         B.       State of Texas

                  1.       Angleton.  Replace 138KV tangent structure #50,
                           Line #138-15.

                  2.       Alvin.

                           (a)      Replace 138KV tangent structure #2,
                                    Line #138-12.

                           (b)      Replace 138KV tangent structure #91,
                                    Line #138-11B.

                  3.       Bosque County.

                           (a) Install concrete overhead guy pole for new 69 KV single pole transmission line out of Clifton #2 69/22 KV Substation.
                           (b) Change out a 75' pole on 69 KV line from Clifton to Meridian.
                           (c) Replace 10 poles in the 69 KV line from Walnut Springs to Clifton.

                  4.       Brazoria County.

                           (a) Replace 138KV tangent structures #8, 50, 59, 69, 94, 95, 12, & 113, Line #138-15.

                           (b)      Replace  138KV tangent  structures  #52, 53,
                                    85,  89,  90,  111,   113,  120,  124,  Line
                                    #138-17.

                  5.       Clay County.

                                    Install air flow  spoilers on 16 spans of 69
                                    KV line.

                  6.       Clifton.

                                    Construct    2822'   69   KV   single   pole
                                    transmission  line -  Clifton  #2  69/22  KV
                                    Substation.

                  7.       Dickinson.

                                      Replace 138KV tangent structures #50 & 51,
                                       Line #138-14.

                  8.       Fannin County.

                                    Install 69 KV air switch and pole for Trenton transmission line.

                  9.       Friendswood.

                           (a)      Replace 138KV tangent structure #31, Line
                                    #138-11A.

                           (b) Replace 138KV tangent structures #87, 97, 99, Line #138-10B.

                  10.      Galveston County.

                                    Replace 138KV  tangent  structure  #67, Line
                                     #138-12.

                  11.      La Marque.

                                    Replace static wire on 3 lines.

                  12.      Lewisville.

                           (a)      Purchase and install three concrete poles
                                     between Highlands and West Stations.
                           (b)      Purchase 138 KV easement from E Systems
                                     from Lakepointe to FM 3040.
                           (c)      Purchase transmission easement from E
                                     Systems for 138 KV line.
                           (d)      Design, survey, and plan 138 KV transmission
                                     line, Lakepointe and TI.
                           (e) Purchase material and construct 138 KV transmission line, Lakepointe and TI Substation.

                  13.      Pecos County.

                                    Purchase   and  install   arresters  on  the
                                    Sanderson  69KV line.  Replace  69KV tangent
                                    structures;  replace crossarm  assemblies on
                                    existing    single    pole   69KV    tangent
                                    structures;  replace  bolted type jumpers at
                                    six-two    pole   69KV    double    dead-end
                                    structures; replace 69KV switch structure with a single pole 69KV tangent structure.

                  14.      Reeves County.

     Purchase and install a 138 KV airbreak switch at the Worsham Field Station.

                    15.  Terrell  County.   Replace  69KV  tangent   structures.
                         Replace crossarm assemblies on 69KV tangent structures; purchase and install arresters at selected locations.

                  16.      Texas City.

                      (a)      Purchase right-of-way 138-4A, 4B, 138-19 line.

                           (b) Build fiber optic circuit on Line #138-4B between Caddo and Apache Switching Stations for relaying, SCADA and communications required to interconnect UCC Cogeneration facility with 138KV transmission system.

                           (c)      Replace 138KV tangent structure #32, Line
                                     #138-7.

                           (d)      Replace 138KV tangent structures #100, 119,
                                     126, & 173, Line #138-12.

                           (e)      Replace 69KV tangent structure #6/5, Line
                                      #69-D.

                           (f)      Replace 69KV tangent structure #5/5,
                                      Line #69-E.

                           (g)      Replace 69KV tangent structure #5/1,
                                     Line #69-F.

                           (h)      Replace 69KV tangent structures #3/5, 3/12,
                                     Line #69-G.

                           (i)      Replace static wire on 4 lines.

                           (j)      Replace static wire -- line 69G.

                    17.  West  Columbia.  Purchase  and  install  Digital  Fault
                         Record.   Replace  138KV  tangent  structure  #7,  Line
                         #138-18.

                                      THIRD

                                   Substations

         All the substations and the switching stations owned by the Company for transforming, distributing or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, insulators, appliances, equipment and all other property, real or personal, forming a part of or pertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, including without limitation, those situated as follows:

         A.       State of New Mexico

               1.   Alamogordo.

                    (a) Upgrade the 12.5KV bus in the Alamogordo Substation on the north transformer.

                    (b) Replace 6-Station Class Arresters and 3-bus support insulators in the Alamogordo Substation on the South and Middle Bays.

                    (c) Replace the wall mounted heating and cooling unit in the Alamogordo Substation control house.

               2. Hidalgo County. Purchase and install 2-SEL 221G Fault Locating Relays and Goes clock (1 on the Hidalgo-Greenlee terminal and 1 on the Greenlee-Luna terminal).

               3. Otero County. Purchase and install 2-Siemens Accu/Stat MJ-X Voltage Regulator Controls in the Hollywood Substation.

               4. Silver City. Purchase and install bus differential relays (Westinghouse type KAB) for a differential protection scheme on the Silver City 69-12 KV Substation bus.

         B.       State of Texas

               1.   Angleton.   Angleton   Substation-Replace   1-138KV  Outdoor
                    Potential Transformer. Replace 150' 3 phase 336 MCM AAC primary and neutral with 795 MCM AAC.

               2.   Bosque County.

                    (a) Install conduit and wiring from TU fence to control house in Walnut Springs 66 KV Station.

                    (b) Build circuit getaway from OCR 22-820 out of Handley Substation.

                    (c) Purchase necessary equipment and convert RV recloser to remote control at Walnut Springs Substation.

               3.   Brazoria County.

                    (a)  West  Columbia  Main  Substation-Purchase  and  install
                         Mehta Tech Transcan Digital Fault Recorder. Replace station batteries.

                    (b) Old Ocean Substation-Install 3-Voltage Regulators and 5-12KV post insulators.

                    (c) Phillips #5 Switching Station-Install 2-Outdoor Current Transformers and 2-Outdoor Potential Transformers.

                    (d)  Amoco-Pan   Am   Substation-Replace   2-Magnetic   tape
                         recorders with Data Star pulse recorders.

                    (e) Phillips #2 Switching Station-Replace 1-Magnetic tape recorder with Data Star pulse recorder.

                    (f) Phillips #3 Switching Station-Replace 1-Magnetic tape recorder with Data Star pulse recorder.

               4.   Brazoria.   Brazoria  Substation-Replace  3-69KV  disconnect
                    switches and 36-Bus support insulators.

               5. Clifton. Purchase new keyboard for SCADA system. Replace 3750 KVA 66/22 KVA transformer in Clifton #2 66/22 KV Substation.

               6.   Collin County.

                     Purchase and install SCADA RTU for Climax Substation.

               7.   Coryell County.

                           (a)      Build 69/22KV Sycamore Substation.

                           (b) Build 1000 MCM URD circuit getaway out of Sycamore Substation.

                           (c)      Install 1108' of pasture fence around
                                     Coryell County Switching Station Site.

               8.   Denton County.

                         Purchase and install 3750 KVA  transformer and fuses at
                    Pilot Point Substation.

               9.   Erath County.

                         Purchase and install new recording voltmeter in Thurber
                    66/22/12.5 KV Substation.

               10. Fort Stockton. 16th Street Substation-Replace oil circuit breaker.

               11.  Franklin County.

                         Purchase   and   install   SCADA  RTU  for  Talco  West
                    Substation.

               12. Galveston County. Purchase and install 1-Remote Terminal Unit (R.T.U.) at the P.H. Robinson Switchyard to provide operational information to the League City Dispatch Center.

               13.  Gatesville.

                                    (a)     Purchase   and   install replacement
                                            transformer   cooling  fan  in
                                            Gatesville #1 66/4 KV Substation.
                                    (b)     Purchase and install 69 KV 600A gas
                                            circuit  breaker in Coryell  County
                                            66 KV Station.
                                    (c)     Install  three - 300  KVAR Capacitor
                         banks in TDC - Hilltop 22/4 KV
                                   Substation.
                                    (d)     Purchase   necessary   equipment  to
                                            install  new  conduit   system  from
                                            control  house to 69 KV  breaker  in
                                            Coryell County Substation.

               14.  Glen Rose.

                                    Purchase and install replacement transformer cooling fan in Glen Rose 66/4 KV Substation. Change out RV100 OCR to WVE in Glen Rose #2 Substation.

               15.  Hamilton.

                                    Purchase  and  install   three   transformer
                                    cooling  fans  for  Hamilton  City  66/22 KV
                                    Station.

               16.  Hamilton County.

                                    (a)     Install  two down guys on 69 KV line
                                            between  the  Hamilton  Co  66/22 KV
                                            Station to Hamilton City #1 66/22 KV
                                            Station.
                                    (b)     Purchase  and install WVE  recloser,
                                            recloser   bypass   switches,    and
                                            necessary  equipment to construct an
                                            additional  circuit  out of Hamilton
                                            County Substation.
                                    (c)     Purchase  and  install   equipment
                         to convert two OCR's to remote
                       controlled in Hamilton County Subst
                                     ation.
                                    (d)     Construct   circuit   getaway  for
                                            OCR  24-015  for   Hamilton   County
                                            Substation.

               17.  Hill County.

                    (a) Purchase and install two type WVE OCR's in Hill County Substation.

                    (b) Install mini-RTU, wiring and phone line for supervisory control in Hill County Substation.

                    (c) Purchase and install steel fuse and arresters support structure, three SMD-2B fuses and three arresters in Hill County Substation.

               18.  Jack County. Replace CT's at Bryson Substation.

               19.  LaMarque. LaMarque Substation-Install SCADA equipment.

               20.  Lamar County.

                    (a)  Purchase and install SCADA RTU for Deport Substation.

                    (b)  Install CCW/CCVAR meter at Minter Substation.

               21.  League City.

                    (a)  Build South Shore 138/12.5KV Substation.

                    (b) South Shore Substation-Purchase and install necessary equipment to place 2nd 12/16/20 MVA transformer in service.

                    (c) League City Dispatch Center-Upgrade SCADA/EMS master computer system to implement AGC for control area operations.

                    (d) League City Dispatch Center-Purchase and install 1-Data link processor workstation with networking terminal equipment, operating software, communication circuits and 1-Remote Terminal Unit (R.T.U.) to communicate control area information to ERCOT's South Texas Security Center.

                    (e) League City Dispatch Center-Purchase Power System Operation video training series w/20 videotapes, student workbooks, and instructors guides required for continuing training of power system operators in order to gain and maintain ERCOT certification necessary as a part of control area implementation plan.

                    (f) League City Dispatch Center-Purchase 2-Remote Terminal Units (R.T.U.) necesssary for the implementation of control area operations.

                    (g) League City Dispatch Center-Relocate the General Office EMC telemetry receiving/conversion equipment, recording equipment, SCADA master station equipment and furniture to the League City Dispatch Center.

                    (h) League City Dispatch Center-Purchase and install Da-Tel telemetry equipment and data acquisition hardware and software to provide CP&L with dynamic schedule signaling.

                    (i) League City Substation-Replace 200KVAR capacitor and roof on control house.

               22.  Leonard.

                         Install  metering  on  existing   portable   substation
                    transformer.

               23.  Lewisville.

                    (a) Install buswork, switch, and URD getaway at Lakepointe Substation.

                    (b)  Change out switch in TI Substation.

                    (c)  Install new batteries for SCADA ups system.

                    (d)  Reconductor work at West Substation.

                    (e)  Purchase and install event recorder in TI Substation.

                    (f)  Purchase  and  install   25/33/42/47   MVA  138-7.5  KV
                         transformer with arresters for Lewisville West Station.

                    (g) Install 25/37/42 MVA 138-7.5 KV transformer in north position at TI Station. (h) Purchase four 138 KV SF6 circuit breakers for TI Substation.

                    (i)  Purchase  new  remote   interrogation  unit  for  SCADA
                         operations.

                    (j) Purchase and install 2 SCADA RTU's for TU Flower Mound POD's.

                    (k) Purchase and install 25/33/42 MVA transformer and arresters at West Station.

                    (l) Purchase and install 12.5 KV 200A, 41 switches, and bus in West Station.

                    (m) Purchase and install two reverse power relays for TI Substation.

                    (n)  Replace failed PT at Lakepointe Substation.

                    (o) Construct transformer foundation for spare transformer at West Substation.

                    (p)  Purchase   25/37/42  MVA  power   transformer   for  TI
                         Substation backup.

                    (q) Purchase and install relay panels and gas breaker at TI Substation.

                    (r)  Purchase   and  install   relay  panel  at   Lakepointe
                         Substation.

                  24.      Montague County.

                                    Repair transmission line hit by tornado.

                  25.      Pecos County.

                    (a)  Belding Substation-Install RV recloser.

                    (b)  Airport    Substation-Install   7500   KVA,   3   phase
                         transformer.

                    (c)  Puckett Field Substation-Install 2-69KV gang switches.

                    (d)  Install RV Recloser in the Belding Substation.

                    (e)  Install  7500  KVA  3  phase   transformer  at  Airport
                         Substation

                  26.      Pecos.

                    (a) Pecos Main Substation-Purchase and install SPS 69KV 1200 AMP SF6 circuit breaker; install 3 each 69KV arresters.

                    (b) Pecos Main Substation-Purchase oil circuit recloser type KWE-7, 14.4KV 560a, 10KA type ME4C electronic control, a substation mounting frame and additional miscellaneous accessories.

                    (c) Airport Substation-Rewind, transportation and handling costs of Allis-Chalmers 7500 KVA 66/12.5KV substation transformer.

                  27.      Red River County.

                         Purchase   and   install   SCADA   RTU  for  Red  River
                    Substation.

                  28.      Reeves County.

                    (a) Worsham Field Substation-Purchase and install a 138KV airbreak switch on the Pecos side of the IH20 to Wickett 69KV line.

                    (b) Worsham Field Substation-Purchase oil circuit recloser, type KWE 7, 14.4KV, 465A 10KA, with type ME4C electronic control. Purchase oil circuit recloser substation mounting frame and additional miscellaneous accessories.

                    (c)  Worsham  Field   Station-Purchase  &  install  a  138KV
                         airbreak switch.

                    (d)  Reeves   County  #4   Substation-Replace   oil  circuit
                         recloser.

                    (e)  Flat Top Substation-Replace 3-oil circuit reclosers.

                  29.      Texas City.

                    (a) G.A.F. 138KV Switching Station-Purchase and install 1-145KV, 2,000 amp Gas Circuit Breaker, 2-138KV, 2,000 amp gang switches, 9-88KV MCOV line arresters, 138KV steel switch stand, relaying, buswork, foundations, fill & level, grounding, control cable & conduit.

                    (b) Caddo 138KV Switching Station-Purchase and install relaying and communications equipment to interconnect the UCC Cogeneration with 138KV transmission system.

                    (c) Grant Avenue Switching Station-Replace 2-HCB relays and 1-SC fault interruption relay due to flood damage.

                    (d)  Union Carbide Substation-Replace station batteries.

                    (e) Amoco Substation-Replace 6-69KV disconnect switches and 2-200 KVAR, 69KV capacitor units.

                    (f) Build Apache 138KV Switching Station to interconnect the UCC Cogeneration facility with 138KV transmission system.

                    (g) Purchase and install telemetry equipment and 1-Remote Terminal Units (R.T.U.) at the Enron Clear Lake
                         Cogeneration facility to provide operational information to the League City Dispatch Center.

                    (h)  Texas  City  Spare-Purchase   4-Remote  Terminal  Units
                         (R.T.U.) for future installation into new and existing Cogeneration facilities.

                  30.      Trenton.

                    Replace bank  at  Trenton  Substation  with  3750  KVA 69 KV transformer and 4 KV regulators from Farmersville Station.


                  31.      Ward County.

                    (a) Cochise Substation-Purchase and install oil circuit recloser, substation mounting frame and additional miscellaneous accessories. Purchase and install oil circuit recloser at Cochise Substation.

                    (b)  Lone Star Tap Substation-Install 3 way switch.

                  32.      Whitney.

                    (a) Install three 100 amp voltage regulators in the Whitney 66/22 KV Substation.

                    (b) Purchase and install WVE recloser for Whitney 66/22 KV Substation.

                  33.      Winkler County.

                    (a)  California Substation-Install 2 way switch.

                    (b)  Wink Substation-Replace 2-oil circuit breakers.

                  34.      Young County.

                    (a) Purchase and install transformer cooling fan in Olney 69/12.5 KV Substation.

                    (b) Purchase and install ABB reclosing relay on OCR #1431 at Olney Station.


                                     FOURTH

                                   Franchises

         All and singular, the corporate, federal, state, municipal and other franchises, permits, consents, licenses, grants, immunities, privileges, and rights owned by the Company and now held by the Company for the construction, maintenance, and operation of electric light, heat, and power plants and systems; for the construction, maintenance; as well as all franchises, grants, immunities, privileges, and rights of the Company used or useful in the operation of the Trust Estate, including all and singular the franchises, grants, immunities, privileges, and rights of the Company granted by the governing authorities of the cities and towns enumerated in the schedule below, and by all other municipalities or political subdivisions, and all renewals, extensions, and modifications of said franchises, grants, privileges, and rights, or any of them, including:

         A.       State of New Mexico

                  Municipality                       Expiration Date
                  Dona Ana County                    November 1, 2019

         B.       State of Texas

                  Municipality                       Expiration Date

                  Alvin                         Extended to October 21, 1996
                  Cross Roads                        May 28, 2026
                  Nocona                        Extended to April 8, 2015
                  Texas City                    Extended to March 31, 1999

         IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused this Twenty-Fifth Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and, in token of its acceptance of the trust created hereby, First Trust of Illinois, National Association has caused this Twenty-Fifth Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

                         TEXAS-NEW MEXICO POWER COMPANY,



(Corporate Seal)                    By:
                                  M. S. Cheema
                              Senior Vice President


Attest:

B. Jan Adkins
Assistant Secretary

                                            FIRST TRUST OF ILLINOIS,
                                            NATIONAL ASSOCIATION,
                                            as Trustee
(CORPORATE SEAL)

                                            By:
                                 Vice President

Attest:


Assistant Secretary

STATE OF TEXAS                      SS.
                                            SS. ss.:
COUNTY OF TARRANT          SS.


         On this ____ day of September, 1996, before me, ____________________________, Notary Public in and for the County and State aforesaid, personally appeared M. S. Cheema, to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Senior Vice President of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, who being by me duly sworn, did say that he resides in Weatherford, Texas, that he is Senior Vice President of said TEXAS-NEW MEXICO POWER COMPANY and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said M. S. Cheema acknowledged said instrument to be the free act and deed of said corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this ____ day of September ___, 1996.





(NOTARIAL SEAL)

STATE OF ILLINOIS                   SS.
                                            SS. ss.:
COUNTY OF COOK                      SS.


         On this ____ day of September, 1996, before me, ____________________________, Notary Public in and for the County and State aforesaid, personally appeared _________________________________, to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of First Trust of Illinois, National Association, who, being by me duly sworn, did say that he resides in Chicago, Illinois; that he is a Vice President of said First Trust of Illinois, National Association, and that the seal affixed to said instrument is the corporate seal of said banking corporation, and that said instrument was signed and sealed in behalf of said association by authority of its Board of Directors; and said ___________________________, acknowledged said instrument to be the free act and deed of said association, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said association.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this ____ day of September, 1996.





(NOTARIAL SEAL)

STATE OF TEXAS                      SS.
                                    SS. ss.:
COUNTY OF TARRANT                   SS.


         M. S. Cheema, being duly sworn, deposes and says:

         1. That he is Senior Vice President of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, one of the corporations described in, and which executed the foregoing instrument, and is one of the officers who executed the foregoing instrument in behalf of TEXAS-NEW MEXICO POWER COMPANY.

         2. That TEXAS-NEW MEXICO POWER COMPANY, one of the corporations which executed the aforementioned instrument, is a corporation engaged in the States of Texas and New Mexico in the generation, purchase, transmission, distribution and sale of electricity to the public and, consequently, is a utility as described in Section 35.01, Texas Business and Commerce Code, Revised Civil Statutes of Texas.


Subscribed and sworn to before me this ____ day of September, 1996.





(NOTARIAL SEAL)







D-337151.06